Exhibit 10.2

THE LAW OFFICES OF JOSEPH P. BARTLETT, P.C.
1900 Avenue of the Stars, 19th Fl.
Los Angeles, CA 90067

The Quercus Trust
1835 Newport Drive
A109- PMB 467
Costa Mesa, CA 92627

June 22, 2009

Mr. Dennis C. Cossey
Chief Executive Officer
ThermoEnergy Corporation
124 West Capitol Avenue
Suite 880
Little Rock, AK  72201

Re: Quercus/ThermoEnergy

Dennis:

This is to confirm our understanding that The Quercus Trust has agreed to provide funds to ThermoEnergy Corporation (the “Company”) in order to pay legal and accounting expenses (up to $150,000) to fund an investigation by the Audit Committee of the Board of Directors of the Company of the Company’s financial condition and the accuracy of the Company’s financial statements.  In accordance with the promissory note (the “Note”) delivered in connection herewith, the Company has agreed that Quercus shall have the right to convert the note into securities of the Company at a 20% discount in any further offering of securities by the Company.  In addition, the Company agrees and acknowledges that the conditions to Quercus’ obligation to invest an additional $5 million in the Company pursuant to the Securities Purchase Agreement dated September 15, 2008, have not been and cannot be met, and irrevocably releases any claim it may have on Quercus to make any further investment in the Company.  Finally, the parties agree that the choice of law and choice of forum clause in the Note shall be applicable to any and all disputes that arise between the parties and shall be deemed to amend and supersede all contrary choice of law and choice of forum clauses previously agreed to in any and all agreements between the parties, except only for the dispute as to late fees for failure to file a registration statement currently pending in Arkansas courts.

Dennis Cossey
June 22, 2009
Page Two

The foregoing shall not be deemed to waive any other right any party has, at law, at equity or otherwise, all of which are expressly reserved.

Please execute a copy of this letter to confirm the agreement of the board of directors of the Company to the foregoing.

Sincerely, /s/ David Gelbaum David Gelbaum, Trustee

Acknowledged and Agreed:

  /s/ Dennis C. Cossey
Dennis C. Cossey

 June 25, 2009
Date

Cc:	Nixon Peabody, LLP, Attn: William E. Kelly, Esq.